                                                                      Exhibit 15

                                                                  CONFORMED COPY

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                          AGREEMENT AND PLAN OF MERGER




                          Dated as of October 17, 2000




                                      Among



                                      AXA,



                                AXA MERGER CORP.



                                       And



                               AXA FINANCIAL, INC.



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                                TABLE OF CONTENTS


                                                                            PAGE
                                    ARTICLE I

                            THE OFFER AND THE MERGER

SECTION 1.01.  The Offer.....................................................2
SECTION 1.02.  Company Actions...............................................6
SECTION 1.03.  The Merger....................................................7
SECTION 1.04.  Closing.......................................................7
SECTION 1.05.  Effective Time................................................7
SECTION 1.06.  Effect........................................................8
SECTION 1.07.  Certificate of Incorporation and By-laws......................8
SECTION 1.08.  Directors.....................................................8
SECTION 1.09.  Officers......................................................8


                                   ARTICLE II

                       EFFECT ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

SECTION 2.01.  Effect on Capital Stock...................................... 8
SECTION 2.02.  Exchange of Certificates.....................................11


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.01.  Organization, Standing and Power.............................16
SECTION 3.02.  Capital Structure............................................17
SECTION 3.03.  Authority; Execution and Delivery;
                               Enforceability...............................18
SECTION 3.04.  No Conflicts; Consents.......................................19
SECTION 3.05.  SEC Documents................................................20
SECTION 3.06.  Information Supplied.........................................21
SECTION 3.07.  Opinion of Financial Advisor.................................21
SECTION 3.08.  Brokers......................................................22


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT
                                 AND MERGER SUB

SECTION 4.01.  Organization, Standing and Power.............................22
SECTION 4.02.  Capital Structure............................................22


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                                                                               2


SECTION 4.03.  Authority; Execution and Delivery;
                               Enforceability...............................23
SECTION 4.04.  No Conflicts; Consents.......................................23
SECTION 4.05.  SEC Documents................................................24
SECTION 4.06.  Information Supplied.........................................25
SECTION 4.07.  Financing....................................................25
SECTION 4.08.  Brokers......................................................25


                                    ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 5.01.  Conduct of Business..........................................26


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

SECTION 6.01.  Preparation of Form F-4 and Proxy
                               Statement/Prospectus or Information
                               Statement/Prospectus; Stockholders
                               Meeting/Written Consent......................28
SECTION 6.02.  Reasonable Best Efforts; Notification........................30
SECTION 6.03.  Stock Options; Directors Stock...............................31
SECTION 6.04.  Indemnification..............................................34
SECTION 6.05.  Fees and Expenses............................................36
SECTION 6.06.  Public Announcements.........................................36
SECTION 6.07.  Transfer Taxes...............................................37
SECTION 6.08.  Stockholder Litigation.......................................37
SECTION 6.09.  Affiliates...................................................37
SECTION 6.10.  Listing......................................................38
SECTION 6.11.  Merger Sub Compliance........................................38
SECTION 6.12.  Treatment of DLJ.............................................38
SECTION 6.13.  Employee Benefits............................................38


                                   ARTICLE VII

                              CONDITIONS PRECEDENT

SECTION 7.01.  Conditions to Each Party's Obligation to
                              Effect the Merger..............................39


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01.  Termination..................................................40

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                                                                               3


SECTION 8.02.  Effect of Termination........................................42
SECTION 8.03.  Amendment....................................................42
SECTION 8.04.  Extension; Waiver............................................42
SECTION 8.05.  Procedure for Termination, Amendment,
                               Extension or Waiver..........................42


                                   ARTICLE IX

                               GENERAL PROVISIONS

SECTION 9.01.  Nonsurvival of Representations and
                               Warranties...................................43
SECTION 9.02.  Notices......................................................43
SECTION 9.03.  Definitions..................................................44
SECTION 9.04.  Interpretation...............................................45
SECTION 9.05.  Severability.................................................45
SECTION 9.06.  Counterparts.................................................46
SECTION 9.07.  Entire Agreement; No Third-Party
                               Beneficiaries................................46
SECTION 9.08.  Governing Law................................................46
SECTION 9.09.  Assignment...................................................46
SECTION 9.10.  Jurisdiction.................................................46


Exhibit A - Conditions of the Offer
Exhibit B - Form of Company Affiliate Letter
Exhibit C - Voting Agreement

                               AGREEMENT AND PLAN OF MERGER dated as of October
                           17, 2000 among AXA, a societe anonyme organized under the laws of The Republic of France ("PARENT"), AXA MERGER CORP., a Delaware corporation and wholly owned subsidiary of Parent ("MERGER SUB"), and AXA FINANCIAL, INC., a Delaware corporation (the "COMPANY").


                  WHEREAS Parent directly and indirectly through subsidiaries owns, through a voting trust (the "VOTING TRUST") established pursuant to a Voting Trust Agreement dated as of May 12, 1992, by and among Parent and the voting trustees named therein, as amended by the First Amendment thereto dated as of January 22, 1997 (as so amended, the "VOTING TRUST AGREEMENT"), approximately 60.3% of the outstanding Common Stock, par value $.01 per share, of the Company (the "COMPANY COMMON STOCK");

                  WHEREAS Parent and Merger Sub propose to make an offer (as it may be amended from time to time as permitted under this Agreement, the "OFFER") to exchange (A) all outstanding shares of Company Common Stock, other than (1) shares owned by Parent and its subsidiaries held in the Voting Trust (such shares, excluding any shares acquired pursuant to the Offer and deposited in the Voting Trust, the "AFFILIATE SHARES" and the holders thereof, the "AFFILIATE SHAREHOLDERS") and (2) shares held in treasury by the Company, for (B) consideration per share of Company Common Stock equal to the Per Share Merger Consideration (as defined in Section 2.01(c)), on the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS the Board of Directors of the Company (the "COMPANY BOARD"), based on the unanimous recommendation of a special committee of independent directors of the Company (the "SPECIAL COMMITTEE"), has (i) approved this Agreement, the Offer, the merger of Merger Sub with and into the Company, with the Company as the surviving corporation (the "MERGER"), and the other transactions contemplated hereby, (ii) determined that the terms of the Offer and the Merger are fair to and in the best interests of the Company and the holders of Company Common Stock (other than the Affiliate Shareholders), (iii) declared the advisability of this Agreement and (iv) recommended acceptance of the Offer and, to the extent applicable, adoption of this Agreement by such holders of Company Common Stock, subject to the terms and conditions set forth herein;

                  WHEREAS a majority of the voting trustees under the Voting Trust have delivered to the Company a voting

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                                                                               2

agreement signed by each of them (the "VOTING AGREEMENT"), in the form attached hereto as EXHIBIT C, with respect to the voting of the shares of Company Common Stock held in the Voting Trust in favor of the adoption of this Agreement, if applicable, which Voting Agreement may not be amended without the approval of the Special Committee;

                  WHEREAS the Board of Directors of Merger Sub has approved this Agreement and declared its advisability, and simultaneous with the execution and delivery hereof Parent, as the sole stockholder of Merger Sub, has adopted this Agreement; and

                  WHEREAS Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

                  NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                            THE OFFER AND THE MERGER

                  SECTION 1.01. THE OFFER. (a) Subject to the conditions set forth in EXHIBIT A, as promptly as practicable after the date of this Agreement, Parent and Merger Sub shall commence the Offer within the meaning of the applicable rules and regulations of the Securities and Exchange Commission (the "SEC"). The obligations of Parent and Merger Sub to accept for payment, and deliver any payment for, any shares of Company Common Stock tendered pursuant to the Offer are subject to no conditions other than the conditions set forth in EXHIBIT A. The initial expiration date of the Offer shall be the 20th business day following the commencement of the Offer (determined using Rule 14d-1(g)(3) under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")). Parent and Merger Sub expressly reserve the right to waive any condition to the Offer or modify the terms of the Offer, except that, without the consent of the Company (expressed in a resolution adopted by both the Special Committee and the Company Board), Parent and Merger Sub shall not (i) reduce the amount of consideration per share of Company Common Stock or change the form of consideration to be paid pursuant to the Offer or reduce the percentage of shares of Company Common Stock offered to be acquired in the Offer, (ii) add to the conditions set forth in EXHIBIT A or modify any condition

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                                                                               3

set forth in EXHIBIT A in any manner adverse to the holders of Company Common Stock (other than the Affiliate Shareholders) or (iii) otherwise amend the Offer in any manner adverse to the holders of Company Common Stock (other than the Affiliate Shareholders). The Company agrees that no Company Common Stock held by the Company (including shares of Company Common Stock held in treasury by the Company) will be tendered pursuant to the Offer. Notwithstanding the foregoing, Parent and Merger Sub may, without the consent of the Company, (i) extend the Offer, if at the scheduled expiration date of the Offer any of the conditions to Parent's and Merger Sub's obligation to purchase shares of Company Common Stock are not satisfied, until such time as such conditions are satisfied or irrevocably waived, (ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer and (iii) extend the Offer for any reason for a period of not more than 5 business days beyond the latest expiration date that would otherwise be permitted under clause (i) or (ii) of this sentence but in no event ending later than the date set forth in Section 8.01(b)(i) and only so long as Parent and Merger Sub shall have waived each of the conditions set forth in EXHIBIT A. In the event that Parent and Merger Sub are unable to consummate the Offer on the initial scheduled expiration date due to the failure of the conditions set forth in EXHIBIT A to be satisfied or waived, except to the extent that such conditions are incapable of being satisfied, Parent and Merger Sub shall not terminate the Offer and shall extend the Offer (for no more than
10 business days without the consent of the Special Committee) and set a subsequent scheduled expiration date, and shall continue to so extend the Offer under such circumstances and set subsequent scheduled expiration dates until the earlier of (x) the date that such conditions are satisfied or waived and (y) the date set forth in Section 8.01(b)(i). In addition, notwithstanding the foregoing, Parent and Merger Sub shall provide a "subsequent offering period", in accordance with Rule 14d-11 under the Exchange Act, of a number of days ending on the earliest to occur of (i) 20 business days following commencement of such subsequent offering period, (ii) the business day prior to the Closing Date (as defined in Section 1.04) and (iii) December 31, 2000, if extending the subsequent offering period beyond December 31, 2000 would reasonably be expected to adversely affect Parent. On the terms and subject to the conditions of the Offer and this Agreement, Parent and Merger Sub shall (i) if the conditions set forth in EXHIBIT A have been satisfied or waived by Parent and Merger Sub and the Offer has expired, accept for payment all shares of Company Common Stock validly tendered and not
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                                                                               4

withdrawn pursuant to the Offer, (ii) deliver payment for all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer that Parent and Merger Sub become obligated to purchase upon expiration of the Offer or initial period of the Offer, as applicable, as soon as practicable after such expiration and (iii) deliver payment for any shares of Company Common Stock validly tendered pursuant to the Offer during the subsequent offer period that Parent and Merger Sub are obligated to purchase promptly upon such tender. The parties agree and acknowledge that neither the acceptance for payment nor payment for any shares of Company Common Stock pursuant to the Offer will affect the Company's obligation to pay any dividends on such shares with a record date prior to such acceptance for payment or payment that may have been declared by the Company in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the time of such acceptance for payment or payment. Parent will not issue certificates or scrip representing fractional shares pursuant to the Offer. Parent will pay cash in lieu of fractional shares in accordance with Section 2.02(d).

                  (b) As soon as practicable after the date of this Agreement and consistent with applicable law, Parent shall (i) file or submit for review on a confidential basis and ultimately file with the SEC a registration statement on Form F-4, which will include a preliminary prospectus containing the information required under Rule 14d-4(b) under the Exchange Act and the information required pursuant to Rule 13e-3 under the Exchange Act, to register the offer and sale of Parent ADSs (as defined in Section 2.01(c)), as evidenced by Parent ADRs (as defined in Section 2.01(c)), and the Parent Ordinary Shares (as defined in Section 2.01(c)) underlying the Parent ADSs, pursuant to the Offer (as supplemented or amended, the "FORM F-4"); and (ii) together with Merger Sub and the Company, concurrently with the filing of the Form F-4, file with the SEC a combined Rule 13e-3 Transaction Statement on Schedule 13E-3 and Tender Offer Statement on Schedule TO under cover of Schedule TO with respect to the Offer which shall contain or incorporate by reference, among other things, a preliminary or final prospectus, as the case may be, in accordance with Rule 14d-4(b) under the Exchange Act and a related letter of transmittal (such combined Rule 13e-3 Transaction Statement on Schedule 13E-3 and Tender Offer Statement on Schedule TO under cover of Schedule TO, and the documents included or incorporated by reference therein, pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "OFFER DOCUMENTS"); and
(ii) as soon as practicable after the Form F-4 shall become effective cause the Offer Documents to be disseminated to holders of Company Common Stock. The Form F-4 shall comply in all material respects with the provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Offer Documents shall comply in all material respects with the provisions of the Exchange Act, assuming the accuracy of the information provided in writing for inclusion therein by the Company. Each of Parent, Merger Sub and the Company shall (i) promptly correct any information provided by it for use in the Form F-4 or the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, (ii) take all steps necessary to amend or supplement the Form F-4 and the Offer Documents and (iii) cause the Form F-4 and the Offer Documents as so amended or supplemented to be filed with the SEC and the Offer Documents as so amended or supplemented to be disseminated to the holders of Company Common Stock, in each case as and to the extent required by applicable Federal securities laws. The Company, the Special Committee and their respective counsels shall be given the opportunity to review the Form F-4 and the Offer Documents prior to filing with the SEC. Parent shall provide the Company, the Special Committee and their respective counsels with a copy of any written comments or telephonic notification of any oral comments Parent or its counsel may receive from the SEC or its staff with respect to the Form F-4 and the Offer Documents promptly after the receipt of such comments. Parent and Merger Sub shall provide the Company, the Special Committee and their respective counsels with a reasonable opportunity to participate in all material communications with the SEC and its staff, including any material meetings and telephone conferences, relating to the Form F-4, the Offer Documents or this Agreement. If at any time after the date hereof this Agreement is terminated, Parent and Merger Sub agree that they shall amend the Offer Documents to reflect such termination.

                  (c) Parent and Merger Sub shall provide or cause to be provided to the Exchange Agent (as defined in Section 2.02) on or prior to the expiration of the Offer (and thereafter on a timely basis) the Parent ADRs and funds necessary to make payment for any shares of Company Common Stock that Parent and Merger Sub become obligated to purchase pursuant to the Offer. Following the purchase by Parent and Merger Sub of shares of Company Common Stock pursuant to the Offer and prior to the Effective Time, such shares of Company Common Stock shall be divided and allocated to each of Parent (the "Parent Allocated Tender Shares") and Merger Sub (the "Merger Sub Allocated Tender Shares") on a basis to be mutually agreed by Parent and Merger Sub.

                  SECTION 1.02. COMPANY ACTIONS. (a) The Company hereby approves of and consents to the Offer, the Merger and the other transactions contemplated by this Agreement, on the terms and subject to the conditions set forth in this Agreement.

                  (b) On the date the Offer Documents are first disseminated to holders of Company Common Stock, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (such Schedule 14D-9, as supplemented or amended from time to time, the "SCHEDULE 14D-9") describing the recommendations referred to in Section 3.03(b) and shall mail the Schedule 14D-9 to the holders of Company Common Stock; PROVIDED, HOWEVER, that the Company Board or the Special Committee may determine not to make such recommendations or such recommendations may be withdrawn or modified to the extent that the Special Committee determines in good faith, after consultation with outside legal counsel, that such recommendations would be inconsistent with its fiduciary duties to stockholders of the Company under applicable law. The Schedule 14D-9 shall comply in all material respects with the provisions of the Exchange Act, assuming the accuracy of the information provided in writing for inclusion therein by Parent and Merger Sub. Each of the Company, Parent and Merger Sub shall promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the holders of Company Common Stock, in each case as and to the extent required by applicable Federal securities laws. Parent and its counsel shall be given the opportunity to review the Schedule 14D-9 prior to its initial filing with the SEC. The Company shall provide Parent and its counsel with a copy of any written comments or telephonic notification of any oral comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments. The Company shall provide Parent and Merger Sub and their counsel with a reasonable opportunity to participate in all communications with the SEC and its staff, including any meetings and telephone conferences, relating to the Schedule 14D-9 or this Agreement.

                  (c) In connection with the Offer, the Company shall cause its transfer agent to furnish Parent and Merger Sub promptly with mailing labels and electronic files containing the names and addresses of the record holders of

Company Common Stock as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of stockholders, security position listings and computer files, and shall furnish to Parent and Merger Sub such additional information and assistance (including updated lists of stockholders, security position listings and computer files) as Parent and Merger Sub may reasonably request in connection with communicating the Offer to the Company's stockholders.

                  SECTION 1.03. THE MERGER. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Merger Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.05). At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION"). At the election of Parent, any direct or indirect wholly owned subsidiary of Parent (that is incorporated in the State of Delaware) may be substituted for Merger Sub as a constituent corporation in the Merger. In such event, the parties shall execute an appropriate amendment to this Agreement in order to reflect the foregoing.

                  SECTION 1.04. CLOSING. The closing (the "CLOSING") of the Merger shall take place at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019 at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted by Law (as defined in Section 3.04), waiver by all applicable parties) of the conditions set forth in
Article VII, or at such other place, time and date as shall be agreed in writing between Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "CLOSING DATE".

                  SECTION 1.05. EFFECTIVE TIME. Prior to the Closing, the parties shall prepare, and on the Closing Date or as soon as practicable thereafter shall cause to be filed with the Secretary of State of the State of Delaware, a certificate of merger or certificate of ownership and merger or other appropriate documents (in any such case, the "CERTIFICATE OF MERGER") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State, or at such later time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "EFFECTIVE TIME").

                  SECTION 1.06. EFFECT. The Merger shall have the effect set forth in the DGCL.

                  SECTION 1.07. CERTIFICATE OF INCORPORATION AND BY-LAWS. (a) The Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Restated Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

                  (b) The By-laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

                  SECTION 1.08. DIRECTORS. The directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  SECTION 1.09. OFFICERS. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.


                                   ARTICLE II

                       EFFECT ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

                  SECTION 2.01. EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub:

                  (a) AFFILIATE SHARES, PARENT ALLOCATED TENDER SHARES AND CAPITAL STOCK OF MERGER SUB. Each Affiliate Share issued and outstanding at the Effective Time and each Parent Allocated Tender Share shall remain outstanding as one fully paid and nonassessable share of common stock, par value $.01, of the Surviving Corporation. The issued and outstanding shares of capital stock of Merger Sub shall be converted into and become that number of fully paid and non-assessable shares of common stock, par value $.01 per share, of the Surviving Corporation (the "MERGER SUB SHARES") as shall equal the total number of issued and outstanding shares of Company Common Stock immediately prior to the Effective Time minus the sum of (i) the total number of Affiliate Shares then outstanding and (ii) the total number of Parent Allocated Tender Shares. Immediately after the Effective Time, the Affiliate Shares, the Parent Allocated Tender Shares, the Merger Sub Shares and the shares of Company Series D Preferred Stock (as defined in Section 2.01(d)) shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

                  (b) CANCELLATION OF STOCK. Each share of Company Common Stock that is held in treasury by the Company and each Merger Sub Allocated Tender Share shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

                  (c) CONVERSION OF COMPANY COMMON STOCK. (1) Other than the Affiliate Shares, the Parent Allocated Tender Shares and the Merger Sub Shares and subject to Sections 2.01(b), 2.01(e), 2.02(d) and 6.03, each issued and outstanding share of Company Common Stock shall be converted into the right to receive (A) 0.295 of an American depositary share (each a "PARENT ADS") of Parent (the "PER SHARE STOCK CONSIDERATION") (each Parent ADS representing one-half of an Ordinary Share, nominal value euro 9.15 per share, of Parent ("PARENT ORDINARY SHARE") and evidenced by one American depositary receipt ("PARENT ADR") issued in accordance with the Deposit Agreement dated as of June 24, 1996, among Parent, The Bank of New York, as depositary, and all owners from time to time of Parent ADRs) and (B) $35.75 in cash, without interest (the "PER SHARE CASH CONSIDERATION" and, together with the Per Share Stock Consideration, the "PER SHARE MERGER CONSIDERATION"). The consideration payable upon the conversion of shares of Company Common Stock pursuant to this Section 2.01(c) is referred to collectively as the "MERGER CONSIDERATION".

                  (2) As of the Effective Time, all shares of Company Common Stock so converted pursuant to Section 2.01(c)(1) shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration payable with respect to such shares upon surrender of such certificate, any cash in lieu of fractional Parent ADSs to be issued in exchange for Company

Common Stock pursuant to Section 2.02(d) and any dividends or other distributions to which such holder may be entitled pursuant to Section 2.02(c) or (e), in each case without interest.

                  (d) COMPANY SERIES D PREFERRED STOCK. Subject to Section 2.01(e), each issued and outstanding share of Cumulative Convertible Preferred Stock, Series D, par value $1.00 per share, of the Company (the "COMPANY SERIES D PREFERRED STOCK") outstanding immediately prior to the Effective Time shall remain outstanding as Series D Preferred Stock of the Surviving Corporation and will have such terms as set forth in the Certificate of Designations, Preferences, and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of the Company, dated as of December 8, 1993, pursuant to which they were issued (the "SERIES D CERTIFICATE OF DESIGNATIONS").

                  (e) APPRAISAL RIGHTS. Notwithstanding anything in this Agreement to the contrary, shares ("APPRAISAL SHARES") of Company Common Stock and Company Series D Preferred Stock that are outstanding immediately prior to the Effective Time and that are held by any person who is entitled to demand, and who properly demands, appraisal of such Appraisal Shares pursuant to, and who complies in all respects with, Section 262 of the DGCL ("SECTION 262") shall not be converted into the right to receive the Merger Consideration as provided in Section 2.01(c) in the case of Company Common Stock, or shall not remain outstanding as provided in Section 2.01(d) in the case of Company Series D Preferred Stock, but rather the holders of Appraisal Shares shall be entitled to payment of the fair value of such Appraisal Shares in accordance with Section 262; PROVIDED, HOWEVER, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares shall cease and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for, the right to receive the Merger Consideration (but without interest thereon) as provided in Section 2.01(c) in the case of Company Common Stock, or shall remain outstanding as provided in Section 2.01(d) in the case of Company Series D Preferred Stock. The Company shall serve prompt notice to Parent of any demands received by the Company for appraisal of any shares, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

                  SECTION 2.02. EXCHANGE OF CERTIFICATES. (a) EXCHANGE AGENT. Prior to the Effective Time, Parent shall select a bank or trust company, which shall be reasonably acceptable to the Company, to act as exchange agent (the "EXCHANGE AGENT") for the payment of the Merger Consideration upon surrender of certificates which immediately prior to the Effective Time represented Company Common Stock. Immediately prior to the Effective Time, Parent shall deposit or shall cause to be deposited with or for the account of the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, the Merger Consideration issuable or payable pursuant to Section 2.01 in exchange for outstanding shares of Company Common Stock (the certificates representing Parent ADSs and cash so deposited, including any cash payable in lieu of fractional Parent ADSs) and any dividends or distributions with respect to such Parent ADSs with a record date after the Effective Time (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "EXCHANGE FUND"), together with all cash and other property to which holders of Company Common Stock are entitled pursuant to Section 2.02(e). For purposes of determining the number of Parent ADSs and the amount of cash to be deposited by Parent in the Exchange Fund, Parent shall assume that no holder of Company Common Stock will perfect such holder's right to appraisal of such holder's Company Common Stock or be entitled to a cash payment in lieu of fractional Parent ADSs.

                  (b) EXCHANGE PROCEDURE. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates (the "CERTIFICATES") that immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive Merger Consideration pursuant to
Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted into the right to receive pursuant to Section 2.01, any cash in lieu of fractional Parent ADSs to which such holder is entitled pursuant to Section 2.02(d) and any dividends or other distributions to which such holder is entitled pursuant to
Section 2.02(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. The Merger Consideration will be delivered by the Exchange Agent as promptly as practicable following the surrender of a Certificate, the related letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration into which the shares of Company Common Stock theretofore represented by such Certificate have been converted into the right to receive pursuant to Section 2.01, any cash in lieu of fractional Parent ADSs to which such holder is entitled pursuant to Section 2.02(d) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c), in each case, without interest thereon. No interest shall be paid or accrue on the cash payable upon surrender of any Certificate.

                  (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to the Parent ADSs with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate, and no cash payment in lieu of fractional Parent ADSs shall be paid to any such holder pursuant to Section 2.02(d), until the surrender of such Certificate in accordance with this Article II. Subject to applicable Law, following surrender of any such Certificate, there shall be paid to the holder of the Parent ADSs issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of cash payable in lieu of a fractional Parent ADS to which such holder is entitled pursuant to Section 2.02(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Parent ADSs and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such Parent ADSs.

                  (d) NO FRACTIONAL SHARES. (i) No certificates or scrip representing fractional Parent ADSs shall be issued upon the surrender for exchange of Certificates pursuant to this Article II, no dividend or distribution of Parent shall relate to such fractional interests, and such fractional interests will not entitle the owner thereof to vote or to any rights of a holder of Parent ADSs. For purposes of this Section 2.02(d), all fractional shares to which a single record holder would be entitled shall be aggregated and calculations shall be rounded to three decimal places.

                  (ii) Parent shall pay to each former holder of Company Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional interest to which such former holder (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the average of the closing prices for a Parent ADS as reported on the New York Stock Exchange (the "NYSE") Composite Transaction Tape (as reported in THE WALL STREET JOURNAL, Northeastern edition, or, if not reported thereby, any other authoritative source reasonably chosen by Parent) for the five consecutive trading days ending on the trading day immediately prior to the Closing Date. Parent will deposit or will cause to be deposited a sufficient amount of cash with the Exchange Agent to cover the payments required to be made pursuant to this Section 2.02(d)(ii).

                  (iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates formerly representing Company Common Stock with respect to any fractional interests, the Exchange Agent shall make available such amounts to such holders of Certificates formerly representing Company Common Stock subject to and in accordance with the terms of Section 2.02(c).

                  (e) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. The Merger Consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock shall be deemed to have been paid in full satisfaction of all ownership rights pertaining to such shares of Company Common Stock, SUBJECT, HOWEVER, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time (other than the Affiliate Shares and the Parent Allocated Tender Shares). If, after the Effective Time, any Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

                  (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund that remains undistributed to the former holders of Company Common Stock for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any former holder of shares of Company Common Stock who has not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of its claim for Merger Consideration and any dividends or distributions with respect to the Parent ADSs.

                  (g) NO LIABILITY. None of Parent, Merger Sub, the Company or the Exchange Agent shall be liable to any person in respect of any portion of the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

                  (h) INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis; PROVIDED that, in the case of any losses incurred as a result of such investments, Parent shall take all actions necessary to ensure that the Exchange Fund includes cash sufficient to satisfy Parent's obligations to pay the Merger Consideration payable pursuant to Section 2.01 in exchange for outstanding shares of Company Common Stock, any cash payable in lieu of fractional Parent ADSs pursuant to Section 2.02(d) and any dividends or distributions with respect to Parent ADSs payable pursuant to Section 2.02(c). Any interest and other income resulting from such investments shall be paid to Parent.

                  (i) WITHHOLDING RIGHTS. The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the "CODE"), or under any provision of state, local or foreign tax Law. To the extent that amounts are so withheld and paid over or caused to be paid over to the appropriate taxing authority by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation.

                  (j) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificate evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, the holder of such lost, stolen or destroyed Certificate shall execute an affidavit of that fact upon request. The holder of any such lost, stolen or destroyed Certificate shall also deliver a reasonable indemnity against any claim that may be made against Parent, Merger Sub, the Surviving Corporation or the Exchange Agent with respect to the Certificate alleged to have been lost, stolen or destroyed. The affidavit and any indemnity which may be required hereunder shall be delivered to the Exchange Agent, who shall be responsible for making payment for such lost, stolen or destroyed Certificate pursuant to the terms hereof.

                  (k) ADJUSTMENTS TO PREVENT DILUTION. In the event that Parent changes the number of Parent Ordinary Shares represented by each Parent ADS issued and outstanding prior to the Effective Time as a result of a reclassification, stock split, share combination, stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer or other similar transaction, the Per Share Stock Consideration shall be appropriately adjusted to reflect such reclassification, stock split, share combination, stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer or other similar transaction.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except (i) as disclosed in the Company SEC Documents (as defined in Section 3.05) or in the reports, schedules, forms, statements and other documents required to be filed with the SEC by each of Donaldson, Lufkin & Jenrette, Inc. ("DLJ") and Alliance Capital Management Corporation, Alliance Capital Management Holding, L.P. and Alliance Capital Management, L.P. (collectively, "ALLIANCE"), in each case filed and publicly available prior to the date of this Agreement (the "COMPANY FILED SEC DOCUMENTS") and (ii) for the matters set forth in the disclosure schedule dated the date hereof delivered by the Company to Parent prior to the execution of this Agreement (the "DISCLOSURE SCHEDULE"), it being understood that the Disclosure Schedule shall be deemed disclosure with respect to the specific Section of this Agreement to which the information stated in such disclosure relates and such other Sections of this Agreement to the extent a matter is disclosed in such a way as to make its relevance to the information called for by such other Section readily apparent, the Company represents and warrants to Parent and Merger Sub as follows:

                  SECTION 3.01. ORGANIZATION, STANDING AND POWER. Each of the Company and each Significant Company Subsidiary (as defined below in this Section 3.01) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Each of the Company and its Significant Company Subsidiaries has full corporate or, in the case of a Significant Company Subsidiary that is not a corporation, other power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, except where such failure, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the Company (after giving effect to the consummation of the transactions contemplated by the Stock Purchase Agreement, dated as of August 30, 2000, among Credit Suisse Group ("CSG"), Parent, the Company, The Equitable Life Assurance Society of the United States ("EQUITABLE LIFE") and AXA Participations Belgium (as amended, the "CSG/DLJ PURCHASE AGREEMENT")), on the ability of the Company to perform its obligations under this Agreement or on the ability of the Company to consummate the Offer, the Merger and the other transactions contemplated by this Agreement (a "COMPANY MATERIAL ADVERSE EFFECT"). Each of the Company and its Significant Company Subsidiaries is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of properties make such qualification necessary except where the failure to so qualify, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, a "SIGNIFICANT COMPANY SUBSIDIARY" means any subsidiary of the Company that constitutes a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X of the SEC.

                  SECTION 3.02. CAPITAL STRUCTURE. (a) The authorized capital stock of the Company consists of 2,000,000,000 shares of Company Common Stock and 10,000,000 shares of Preferred Stock, par value $1.00 per share. As of the close of business on September 30, 2000, (i) 434,568,810 shares of Company Common Stock were issued and outstanding, (ii) 20,707,776 shares of Company Common Stock were held by the Company in its treasury, (iii) no shares of Preferred Stock were issued or outstanding other than 43,920 shares of Company Series D Preferred Stock, (iv) 28,231 shares of Company Common Stock were deferred and issuable under the 1998 Stock Plan for Directors and (v) 24,775,229 shares of Company Common Stock were subject to outstanding options to purchase Company Common Stock (each, a "COMPANY STOCK OPTION" and collectively, the "COMPANY STOCK OPTIONS") granted under any of The Equitable Companies Incorporated 1997 Stock Incentive Plan and The Equitable Companies Incorporated 1991 Stock Incentive Plan (collectively, the "COMPANY STOCK PLANS") and 44,054,793 additional shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plans and upon conversion of outstanding shares of Company Series D Preferred Stock. During the period from September 30, 2000 to the date of this Agreement, the Company has not issued any shares of capital stock (other than pursuant to the exercise of Company Stock Options) or Company Stock Options. All outstanding shares of Company Common Stock are, and such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on matters on which holders of Company Common Stock may vote ("VOTING COMPANY DEBT"). Except as set forth above and except for this Agreement and the transactions contemplated hereby, there are not, as of the date of this Agreement, any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound (i) obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of, or other equity interest in, the Company or any Voting Company Debt,
(ii) obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of capital stock of, or other equity interests in, the Company. As of the date of this Agreement, there are not any outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interests in, the Company.

                  (b) Except for this Agreement, the transactions contemplated hereby and the Voting Trust Agreement, there are not any voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party or is bound with respect to the voting of the capital stock of, or other equity interests in, the Company.

                  SECTION 3.03. AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Company Stockholder Approval (as defined in Section 3.03(c)), to the extent required by applicable Law. The Company has duly executed and delivered this Agreement, and, assuming the due authorization, execution and delivery by each of Parent and Merger Sub, this Agreement constitutes the Company's legal, valid and binding obligation, enforceable against it in accordance with its terms.

                  (b) The Company Board, at a meeting duly called and held, acting on the unanimous recommendation of the Special Committee, duly and unanimously adopted resolutions (i) approving this Agreement, the Offer, the Merger and the other transactions contemplated hereby, (ii) determining that the terms of the Offer and the Merger are fair to and in the best interests of the Company and the holders of Company Common Stock (other than the Affiliate Shareholders), (iii) declaring that this Agreement is advisable and (iv) recommending that the holders of Company Common Stock accept the Offer and tender their shares of Company Common Stock pursuant to the Offer, and, to the extent applicable, that the holders of Company Common Stock adopt this Agreement. Such resolutions are sufficient to render inapplicable to Merger Sub, this Agreement, the Offer, the Merger, the Voting Agreement and the other transactions contemplated by this Agreement the restrictions on business combinations set forth in Section 203 of the DGCL.

                  (c) The only vote of holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and the Merger is the adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock at a meeting or by written consent in lieu of a meeting (the "COMPANY STOCKHOLDER APPROVAL").

                  SECTION 3.04. NO CONFLICTS; CONSENTS. (a) The execution and delivery by the Company of this Agreement do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any pledge, lien, charge, mortgage, encumbrance or security interest of any kind or nature whatsoever (collectively, "LIENS") upon any of the properties or assets of the Company or any of its subsidiaries under, any provision of (i) (A) the Company's Restated Certificate of Incorporation, as amended (the "COMPANY CHARTER"), or the Company's By-laws (the "COMPANY BY-LAWS") or (B) the comparable charter or organizational documents of any of the Company's subsidiaries, (ii) any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a "CONTRACT") to which the Company or any of its subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in
Section 3.04(b), any judgment, order or decree ("JUDGMENT") or statute, law, ordinance, rule or regulation ("LAW") applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (i)(B), (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

                  (b) No consent, approval, license, permit, order, authorization or waiver ("CONSENT") of, or registration, declaration or filing with, or permit from, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "GOVERNMENTAL ENTITY"), is required to be obtained or made by or with respect to the Company or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) filings with the SEC pursuant to the Exchange Act and the Securities Act (including any reports required to be filed under Sections 13 and 16 of the Exchange Act), (ii) the filing and recordation of appropriate merger and similar documents as required by the DGCL, (iii) any registration, declaration or filing that may be required under applicable Law relating to insurance or other financial services businesses and (iv) where the failure to obtain such Consents or to make such registrations, declarations or filings or to obtain such permits, would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

                  SECTION 3.05. SEC DOCUMENTS. Each of the Company and Equitable Life has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 1999 (the "COMPANY SEC DOCUMENTS"). As of its respective date, each Company SEC Document, including any financial statements or schedules included therein, complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles ("US GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved

(except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring year-end audit adjustments).

                  SECTION 3.06. INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Schedule 14D-9, any Schedule 13E-3 (as defined in Section 6.01), the Form F-4, the Offer Documents or any Post-Effective Amendment (as defined in Section 6.01) will, at the respective times any such documents or any amendments or supplements thereto are filed with the SEC, are first published, sent or given to the holders of Company Common Stock or become effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any Proxy Statement or Information Statement (each as defined in Section 6.01) will, at the date such Proxy Statement or Information Statement is first mailed to holders of Company Common Stock or at the time of any Company Stockholders Meeting (as defined in Section 6.01), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-9, any Proxy Statement or Information Statement and any Schedule 13E-3 will comply as to form in all material respects with the requirements of all applicable Laws, including the Exchange Act and the rules and regulations thereunder. No representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference therein.

                  SECTION 3.07. OPINION OF FINANCIAL ADVISOR. The Special Committee has received the opinion of Wasserstein Perella & Co., dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Offer and the Merger by the holders of shares of Company Common Stock (other than the Affiliate Shareholders) is fair to such stockholders from a financial point of view, a copy of which opinion will be delivered to Parent on or promptly after the date of this Agreement.

                  SECTION 3.08. BROKERS. No broker, investment banker, financial advisor or other person, other than Wasserstein Perella & Co. and Morgan Stanley & Co. Incorporated, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Offer, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or the Special Committee.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT
                                 AND MERGER SUB

                  Except as set forth in the Parent SEC Documents (as defined in Section 4.05) filed and publicly available prior to the date of this Agreement (the "PARENT FILED SEC DOCUMENTS"), Parent and Merger Sub, jointly and severally, represent and warrant to the Company as follows:

                  SECTION 4.01. ORGANIZATION, STANDING AND POWER. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, except where the failure, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on Parent, on the ability of Parent or Merger Sub to perform its obligations under this Agreement or on the ability of Parent or Merger Sub to consummate the Offer, the Merger and the other transactions contemplated by this Agreement (a "PARENT MATERIAL ADVERSE EFFECT"). Each of Parent and Merger Sub is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of properties make such qualification necessary except where the failure to so qualify, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

                  SECTION 4.02. CAPITAL STRUCTURE. (a) As of the close of business on September 20, 2000, (i) 395,217,111 Parent Ordinary Shares were issued and outstanding, all of which were validly issued, fully paid and nonassessable, (ii) 4,705,795 Parent Ordinary Shares were held by Parent in its treasury or by subsidiaries of Parent, (iii) 24,603,626

Parent Ordinary Shares were reserved for issuance upon conversion of outstanding redeemable bonds and convertible notes and (iv) 1,970,996 Parent Ordinary Shares were subject to outstanding options to purchase Parent Ordinary Shares or Parent ADSs. No approval of the shareholders of Parent is required to authorize the Parent ADSs to be issued in connection with the Offer and the Merger. The Parent Ordinary Shares represented by the Parent ADSs to be issued in connection with the Offer and the Merger, will be, when issued, validly issued, fully paid and nonassessable.

                  (b) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $1.00 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Lien. As of the date of this Agreement, Merger Sub does not own, nor is it party to any agreement (other than this Agreement) pursuant to which it has the right to acquire, any shares of Company Common Stock.

                  SECTION 4.03. AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery by each of Parent and Merger Sub of this Agreement and the consummation by each of Parent and Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or shareholder action on the part of Parent and Merger Sub. Parent, as sole stockholder of Merger Sub, has, simultaneous with the execution and delivery hereof, adopted this Agreement. Each of Parent and Merger Sub has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                  SECTION 4.04. NO CONFLICTS; CONSENTS. (a) The execution and delivery by each of Parent and Merger Sub of this Agreement do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, any provision of (i) the charter or other comparable organizational documents of Parent or any of its subsidiaries (other than the Company and its subsidiaries), (ii) any Contract to which Parent or any of its subsidiaries (other than the Company and its subsidiaries) is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in
Section 4.04(b), any Judgment or Law applicable to Parent or any of its subsidiaries (other than the Company and its subsidiaries) or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

                  (b) No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to Parent or any of its subsidiaries (other than the Company and its subsidiaries) in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) filings with or furnishings to the SEC pursuant to the Exchange Act and the Securities Act (including any reports required to be filed or furnished under Sections 13 and 16 of the Exchange Act), (ii) the filing and recordation of appropriate merger and similar documents as required by the DGCL,
(iii) any registration, declaration or filing that may be required under applicable Law relating to insurance or other financial services businesses and
(iv) where the failure to obtain such Consents or to make such registrations, declarations or filings or to obtain such permits, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

                  SECTION 4.05. SEC DOCUMENTS. Parent has filed or furnished, as applicable, all reports, schedules, forms, statements and other documents required to be filed by it with or furnished by it to the SEC since January 1, 1999 (the "PARENT SEC DOCUMENTS"). As of its respective date, each Parent SEC Document, including any financial statements or schedules included therein, complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent and its consolidated subsidiaries included in the Parent SEC Documents have been prepared in accordance with generally accepted accounting principles in France ("FRENCH GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), include such additional disclosures as are required by, and comply as to form in all material respects with, the published rules and regulations of the SEC with respect thereto, and present fairly, in all material respects, the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring year-end audit adjustments).

                  SECTION 4.06. INFORMATION SUPPLIED. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in (i) the Form F-4, the Offer Documents, any Post-Effective Amendment and any Schedule 13E-3 will, at the respective times any such documents or any amendments or supplements thereto are filed with the SEC, are first published, sent or given to holders of Company Common Stock or become effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any Proxy Statement or Information Statement will, at the date such Proxy Statement or Information Statement is first mailed to the holders of Company Common Stock or at the time of any Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form F-4, the Offer Documents, any Post-Effective Amendment and any Schedule 13E-3 will comply as to form in all material respects with the requirements of all applicable Laws, including the Securities Act and the Exchange Act, as applicable, and the rules and regulations thereunder.

                  SECTION 4.07. FINANCING. Parent has or will have available, prior to the expiration of the initial period of the Offer and through the consummation of the Merger, sufficient funds to enable Parent and Merger Sub to consummate the Offer, the Merger and the other transactions contemplated hereby and to pay all related expenses.

                  SECTION 4.08. BROKERS. No broker, investment banker, financial advisor or other person, other than Goldman, Sachs & Co., Lazard Freres & Co. LLC and BNP Paribas, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Offer, the Merger and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.


                                    ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

                  SECTION 5.01. CONDUCT OF BUSINESS. (a) CONDUCT OF BUSINESS BY THE COMPANY. Except for (i) matters expressly permitted or contemplated by this Agreement and (ii) matters set forth in the Disclosure Schedule, from the date of this Agreement to the Effective Time the Company shall, and shall cause each of its subsidiaries (other than DLJ and Alliance and their respective subsidiaries) to (1) conduct its business in the usual, regular and ordinary course consistent with past practice, including with respect to employee compensation and benefits (including entering into employment agreements or similar arrangements), severance and retirement benefits, issuance of debt securities, loans to subsidiaries, material acquisitions, or sales of material assets; (2) use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relationships and goodwill with agents, customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time; (3) continue to submit and/or report matters to its Board or Directors or similar governance body (or the appropriate committee thereof) for approval or review, as the case may be, in the usual, regular and ordinary course consistent with past practice; and (4) continue to consult Parent on all material matters in the usual, regular and ordinary course consistent with past practice. In the case of DLJ and Alliance and their respective subsidiaries, the Company shall not authorize or cause any such subsidiary to take any action that would violate the immediately preceding sentence. In addition, and without limiting the generality of the foregoing, except for matters expressly contemplated or permitted by this Agreement, from the date of this Agreement to the Effective Time, the Company shall not do any of the following without the prior written consent of Parent:

                  (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock or other equity interests, other than regular cash dividends with respect to the Company

         Common Stock not in excess of $0.0250 per share and regular cash dividends with respect to the Company Series D Preferred Stock in accordance with the Series D Certificate of Designations, as amended to the date of this Agreement, in each case with usual declaration, record and payment dates and in accordance with the Company's past dividend policy, (B) split, combine or reclassify any of its capital stock or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests (other than the conversion of shares of Company Series D Preferred Stock into shares of Company Common Stock in accordance with the Series D Certificate of Designations, as amended to the date of this Agreement) or (C) except in connection with existing Company Benefit Plans in accordance with their respective terms on the date hereof and consistent with applicable Law and past practice, purchase, redeem or otherwise acquire any shares of capital stock of or any other securities of the Company or any rights, warrants or options to acquire any such shares or other securities;

                  (ii) except (x) for the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding as of the date hereof in accordance with their terms on the date hereof or pursuant to the 1998 Stock Plan for Directors in accordance with its terms on the date hereof, (y) for new grants of Company Stock Options to newly hired employees in the ordinary course of business consistent with past practice and the issuance of shares of Company Common Stock upon the exercise of such new grants in accordance with their terms and
         (z) for the issuance of shares of Company Common Stock upon the conversion of Company Series D Preferred Stock in accordance with the Series D Certificate of Designations, as amended to the date of this Agreement, issue, deliver, sell or grant (A) any shares of its capital stock or other equity interests, (B) any Voting Company Debt or other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, interests, Voting Company Debt, voting securities or convertible or exchangeable securities or (D) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units;

                  (iii) amend its certificate of incorporation or by-laws; or

                  (iv) authorize any of, or commit or agree to take any of, the foregoing actions.

                  (b) CONDUCT OF BUSINESS BY PARENT. Except for matters expressly contemplated or permitted by this Agreement, from the date of this Agreement to the Effective Time, Parent shall not:

                  (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, the Parent Ordinary Shares, other than regular dividends with respect to the Parent Ordinary Shares with usual declaration, record and payment dates, or (B) split, combine or reclassify the Parent Ordinary Shares or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for the Parent Ordinary Shares; or

                  (ii) authorize any of, or commit or agree to take any of, the foregoing actions.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

                  SECTION 6.01. PREPARATION OF FORM F-4 AND PROXY STATEMENT/PROSPECTUS OR INFORMATION STATEMENT/PROSPECTUS; STOCKHOLDERS MEETING/WRITTEN CONSENT. (a) If required by Law in order to consummate the Merger, as soon as practicable following the expiration of the Offer, Parent and the Company shall prepare and file with the SEC (i) a post-effective amendment to the Form F-4 for the offer and sale of the Parent ADSs pursuant to the Merger and in which a proxy statement prepared by the Company and Parent relating to the Company Stockholders Meeting (as amended or supplemented from time to time, the "PROXY STATEMENT") or an information statement prepared by the Company and Parent pursuant to Rule 14c-2 under the Exchange Act (as amended or supplemented from time to time, the "INFORMATION STATEMENT"), as applicable, which will contain the information required under Rule 13e-3 under the Exchange Act, will be included as a prospectus (the "POST-EFFECTIVE AMENDMENT") and (ii) together with Merger Sub, a Rule 13e-3 Transaction Statement on Schedule 13E-3 with respect to the Merger (as supplemented or amended, the "SCHEDULE 13E-3"). Each of the Company and Parent shall notify the other (and each shall also notify the Special Committee and its counsel) promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Post-Effective

Amendment, the Proxy Statement, the Information Statement or the Schedule 13E-3 or for additional information and shall supply the other with copies of all correspondence between it or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Post-Effective Amendment, the Proxy Statement, the Information Statement or the Schedule 13E-3. Each of the Company and Parent shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Post-Effective Amendment, the Proxy Statement, the Information Statement or the Schedule 13E-3 will be made by either party, without providing the other party a reasonable opportunity to review and comment thereon. Each of the Company and Parent shall use its reasonable best efforts to have the Post-Effective Amendment declared effective under the Securities Act as promptly as practicable after its filing. The Company will use its reasonable best efforts to cause the Proxy Statement or Information Statement, as applicable, to be mailed to holders of the Company's capital stock as promptly as practicable after the Post-Effective Amendment is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Parent ADSs pursuant to the Offer and the Merger, and the Company shall furnish all information concerning the Company and its stockholders as may be reasonably requested in connection with any such action and the preparation, filing and/or distribution of the Proxy Statement, the Information Statement and the Schedule 13E-3. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to any of the Post-Effective Amendment, the Proxy Statement, the Information Statement or the Schedule 13E-3, so that any of such documents would not include a misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto, and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated by the Company to holders of the Company's capital stock.

                  (b) If required by Law in order to consummate the Merger, the Company shall establish, prior to or as soon as practicable following the date upon which the Post-Effective Amendment becomes effective, a record date (which shall be prior to or as soon as practicable following the date upon which the Post-Effective Amendment becomes effective), and either duly call, give notice of, convene and hold a meeting of holders of the Company's capital stock (the "COMPANY STOCKHOLDERS MEETING") or follow all required procedures in soliciting consents from holders of Company Common Stock, for the purpose of seeking the Company Stockholder Approval, as applicable. In such event, the Proxy Statement or the Information Statement, as the case may be, shall include a description of the recommendations referred to in Section 3.03(b), and neither the Company Board nor any committee thereof shall withdraw or modify, or propose to withdraw or modify such recommendations or related approval; PROVIDED, HOWEVER, that the Company Board or the Special Committee may determine not to make such recommendations or such recommendations may be withdrawn or modified to the extent that the Special Committee determines in good faith, after consultation with outside legal counsel, that such recommendations would be inconsistent with its fiduciary duties to stockholders of the Company under applicable law. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 6.01(b) shall not be affected by the withdrawal or modification by either the Company Board or the Special Committee of its approval or recommendation of this Agreement, the Offer or the Merger.

                  (c) Notwithstanding the foregoing, if Parent, Merger Sub or any other subsidiary of Parent (other than the Company or any of its subsidiaries) shall acquire at least 90% of the outstanding shares of each class of capital stock of the Company entitled to vote on a merger and if permitted by
Section 253 of the DGCL, at Parent's sole discretion, the parties shall take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer without a stockholders meeting or written consent in accordance with Section 253 of the DGCL (a "SHORT-FORM MERGER").

                  (d) Parent shall cause Merger Sub to vote any shares of Company Common Stock owned by it and not held in the Voting Trust in favor of the adoption of this Agreement, if applicable.

                  SECTION 6.02. REASONABLE BEST EFFORTS; NOTIFICATION. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer, the Merger and the other transactions contemplated hereby, including (i) the obtaining of all necessary actions or nonactions and Consents from Governmental Entities and the making of all necessary registrations, declarations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain a Consent from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the preparation of the Form F-4, the Schedule 13E-3, the Offer Documents and the Schedule 14D-9 and, if necessary, the Post-Effective Amendment and the Proxy Statement or Information Statement, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated hereby and to fully carry out the purposes of this Agreement. In connection with and without limiting the foregoing, each of the parties hereto shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Offer, the Merger or any other transaction contemplated by this Agreement and (ii) if any state antitakeover statute or similar statute or regulation becomes applicable to this Agreement, the Offer, the Merger or any other transaction contemplated by this Agreement, take all action necessary to ensure that the Offer, the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement.

                  SECTION 6.03. STOCK OPTIONS; DIRECTORS STOCK. (a) COMPANY STOCK OPTIONS. As soon as practicable following the date of this Agreement, the boards of directors (or the appropriate committees thereof) of each of the Company, the Surviving Corporation and/or the Parent shall adopt such resolutions or take such other actions as may be necessary or required to effect the following:

                  (1) adjust the terms of all outstanding Company Stock Options to provide that, at the Effective Time (except to the extent the holder of a Company Stock

         Option elects otherwise, as provided further herein), all outstanding Company Stock Options, whether vested or unvested, shall be assumed by Parent and converted into an option (a "PARENT OPTION") to acquire, on the same terms and conditions as were applicable under the Company Stock Option, a number of Parent Ordinary Shares, to be delivered in the form of Parent ADSs (rounded up to the nearest whole share) in an amount determined by multiplying (x) the number of shares of Company Common Stock subject to such Company Stock Option by (y) the number of Parent ADSs equal to the sum of (A) the Per Share Stock Consideration plus (B) the number of Parent ADSs obtained by dividing (i) the Per Share Cash Consideration by (ii) the closing price for a Parent ADS (the "PARENT CLOSING PRICE") as reported on the NYSE Composite Transaction Tape (as reported in The Wall Street Journal, Northeastern edition, or, if not reported thereby, any other authoritative source chosen by Parent) on the date on which the Effective Time occurs (it being understood that the Surviving Corporation shall have the right to acquire the Parent ADSs so deliverable from open-market purchases), at a price per Parent ADS equal to (A) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Stock Option divided by (B) the aggregate number of Parent ADSs purchasable in accordance with the foregoing (determined without regard to rounding); PROVIDED that such exercise price shall be rounded down to the nearest whole cent;

                  (2) notwithstanding the respective terms of the Company Stock Options, all outstanding Company Stock Options awarded under the Company Stock Plans, to the extent that such Options are not already exercisable, shall become immediately and fully exercisable, pursuant to the terms of the Company Stock Options, as amended, and the Company Stock Plans, upon the payment by AXA for shares of Company Common Stock, validly tendered and not withdrawn, upon expiration of the initial period of the Offer (or if no shares of Company Common Stock are tendered pursuant to the Offer, at the Effective Time); provided, however, that a holder of a Company Stock Option, which is an "incentive stock option" (as defined in Section 422 of the Code) (such Option, an "ISO"), shall have the opportunity to elect not to have the vesting of his or her ISO accelerate, in the event and to the extent that such acceleration would cause the Company Stock Option to lose its status as an ISO;

                  (3) notwithstanding anything herein to the contrary, all Company Stock Options that are ISOs shall be assumed by Parent and converted into Parent Options pursuant to Section 6.03(a)(1) above; PROVIDED, HOWEVER, that in the event and to the extent that a holder of Company Stock Options that are ISOs elects to continue the Parent Options as ISOs, the adjustments provided herein with respect to any such Options (or portions thereof) shall be effected pursuant to this
         Section 6.03(a) with such changes, if any, that may be necessary in order to be consistent with Section 424(a) of the Code; and

                  (4) if and to the extent that a holder of any Company Stock Options that are not ISOs does not elect to convert all or any portion of such Company Stock Options into Parent Options, each of such holder's outstanding Company Stock Options shall, immediately prior to the Effective Time, be canceled in exchange for a cash payment from the Surviving Corporation (subject to any applicable withholding taxes) equal in value to the product of (A) the total number of shares of Company Common Stock subject to such Company Stock Option and (B) the excess of the Merger Consideration Value (as defined below) over the exercise price per share of Company Common Stock subject to such Company Stock Option; PROVIDED, HOWEVER, that any holder of a Company Stock Option who is currently eligible to defer his or her annual compensation for 2001 into the Company Variable Deferred Compensation Plan for Executives and who elects to receive the foregoing cash payment may, pursuant to the terms of such deferred compensation plan, elect to defer receipt of such cash payment into such Company Benefit Plan. The foregoing cash payment shall be made on the later of (i) the Effective Time and (ii) if permitted by Law, as soon as practicable after January 2, 2001. For purposes of this Section 6.03(a), "MERGER CONSIDERATION VALUE" shall mean, on a per share basis, the sum of (x) the value of the Per Share Stock Consideration, based on the Parent Closing Price, plus (y) the Per Share Cash Consideration.

                  (b) DIRECTORS STOCK. (1) Any outstanding stock options held by any non-employee directors or former directors (the "DIRECTORS OPTIONS") shall be treated the same as the Company Stock Options that are not ISOs, as set forth in Section 6.03(a)(1), above.

                  (2) With respect to the Company Stock Plan for Directors (the "DIRECTOR PLAN"), each Deferred Stock unit credited to each participant's Accounts (as such terms are defined in the Director Plan) shall be converted, effective as of the Effective Time, into the Per Share Merger Consideration; PROVIDED, HOWEVER, that the Per Share Cash Consideration shall be deferred into the Company's Variable Deferred Compensation Plan for Directors. Both the Per Share Stock Consideration and the Per Share Cash Consideration shall otherwise be distributed in accordance with the terms of the Director Plan and the Variable Deferred Compensation Plan for Directors, as applicable, pursuant to the distribution elections previously made by the participants with respect to their respective Accounts therein.

                  (c) NOTICES. As soon as practicable after the Effective Time, the Surviving Corporation shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Plans and the agreements evidencing the grants of such Company Stock Options and that such Company Stock Options and agreements shall be assumed by the Surviving Corporation and shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 6.03(a)).

                  (d) MISCELLANEOUS. Prior to the Effective Time, Parent and the Company shall take all such actions as may be reasonably required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) or acquisitions of Parent Ordinary Shares (including derivative securities with respect to Parent Ordinary Shares) resulting from the transactions contemplated by this Agreement by each person who is subject to the reporting requirements of Section 16(a) of the Exchange Act to be eligible for exemption under Rule 16b-3 promulgated under the Exchange Act.

                  SECTION 6.04. INDEMNIFICATION. (a) Parent shall, to the fullest extent permitted by Law, cause the Surviving Corporation to honor all the Company's obligations to indemnify (including any obligations to advance funds for expenses to) the current or former directors or officers of the Company or any of its subsidiaries (other than DLJ and its subsidiaries) for acts or omissions by such directors and officers occurring prior to the Effective Time to the extent that such obligations of the Company or any of its subsidiaries exist on the date of this Agreement, whether pursuant to the Company Charter, the Company By-laws, the certificate or articles of incorporation, by-laws or similar organizational documents of such subsidiaries, individual indemnity agreements or otherwise, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of the Company Charter, the Company By-laws, the certificate or articles of incorporation, by-laws or similar organizational documents of such subsidiaries, and such individual indemnity agreements from the Effective Time until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions.

                  (b) For a period of six years from and after the Effective Time, Parent or the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous and so long as such substitution results in continuous coverage) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time; PROVIDED, HOWEVER, that Parent shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 200% of the annual premiums paid as of the date hereof by the Company for such insurance (such 200% amount, the "MAXIMUM PREMIUM"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, Parent or the Surviving Corporation shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium. The provisions of the second preceding sentence shall be deemed to have been satisfied if prepaid policies reasonably approved in writing by Parent have been obtained by the Company prior to the Effective Time for purposes of this Section 6.04, which policies provide such directors and officers with coverage for an aggregate period of six years with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of the transactions contemplated by this Agreement.

                  (c) From and after the Effective Time, to the fullest extent permitted by Law and without limitation on the obligations of Parent or the Surviving Corporation pursuant to Sections 6.04(a) and (b), Parent shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former officers and directors of the Company and its subsidiaries, and any employee of the Company or its subsidiaries who acts as a fiduciary under any Company Benefit Plan (each an "INDEMNIFIED PARTY") against all losses, claims, damages, liabilities, fees and expenses (including attorneys' fees and disbursements), judgments, fines and amounts paid in settlement (in the case of settlements, with the approval of the indemnifying party (which approval shall not be unreasonably withheld or delayed)) (collectively, "LOSSES"), as incurred (payable monthly upon written request which request shall include reasonable evidence of the Losses set forth therein) to the extent arising from, relating to, or otherwise in respect of, any actual or threatened action, suit, proceeding or investigation, in respect of actions or omissions occurring at or prior to the Effective Time in connection with such Indemnified Party's duties as an officer or director or employee of the Company or any of its subsidiaries to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that an Indemnified Party shall not be entitled to indemnification under this Section 6.04(c) for Losses arising out of actions or omissions by the Indemnified Party constituting (i) an intentional breach of this Agreement, (ii) criminal conduct or (iii) any violation of Federal, state or foreign securities laws.

                  (d) In the event that Parent or the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successor and assign of such party assumes the obligations of such party set forth in this Section 6.04, and in such event all references to Parent or the Surviving Corporation, as the case may be, in this Section 6.04 shall be deemed a reference to such successor and assign.

                  SECTION 6.05. FEES AND EXPENSES. Except as may otherwise be agreed in writing, all fees and expenses incurred in connection with the Offer, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is consummated.

                  SECTION 6.06. PUBLIC ANNOUNCEMENTS. Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Offer and the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange, domestic or foreign. The parties agree that the initial press releases to be issued with respect to the transactions contemplated by this Agreement will be in the form previously agreed to by the parties.

                  SECTION 6.07. TRANSFER TAXES. All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (as defined below in this Section 6.07) (including interest, penalties and additions to any such Taxes) ("TRANSFER TAXES") incurred by the parties hereto in connection with the transactions contemplated hereby shall be paid by either Merger Sub or the Surviving Corporation, and the Company shall cooperate with Merger Sub and Parent in preparing, executing and filing any Federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes ("TAX RETURNS") with respect to such Transfer Taxes, including, if reasonably requested, supplying in a timely manner a complete list of all real property interests held by the Company that are located in New York State and any information with respect to such property that is reasonably necessary to complete such Tax Returns. For purposes of this Agreement, "TAXES" includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, Federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

                  SECTION 6.08. STOCKHOLDER LITIGATION. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to any transaction contemplated hereby. No such settlement shall be agreed to without Parent's consent.

                  SECTION 6.09. AFFILIATES. Promptly following the date of execution of this Agreement, the Company shall deliver to Parent a letter identifying all persons (other than members of the Company Board that are Parent's employees or designees) who, to the Company's knowledge, at the time this Agreement is submitted to holders of Company Common Stock for the Company Stockholder Approval, may be deemed to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable best efforts to cause each such person (other than members of the Company Board that are Parent's employees or designees) who is a holder of Company Common Stock following the consummation of the Offer to deliver to Parent prior to the Closing Date, a written agreement substantially in the form attached as EXHIBIT B.

                  SECTION 6.10. LISTING. Parent shall use its reasonable best efforts to cause the Parent ADSs that are to be issued pursuant to the Offer and the Merger to be approved for listing on the NYSE, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the time any shares of Company Common Stock are accepted for exchange pursuant to the Offer.

                  SECTION 6.11. MERGER SUB COMPLIANCE. Parent shall cause Merger Sub to comply with all of its obligations under this Agreement.

                  SECTION 6.12. TREATMENT OF DLJ. The parties agree that any breach of representations and warranties by the Company and its subsidiaries in this Agreement that relates to DLJ and its subsidiaries will not be deemed a breach of such representations and warranties if, after giving effect to the consummation of the transactions contemplated by the CSG/DLJ Purchase Agreement, such breach has not had and would not reasonably be expected to have a Company Material Adverse Effect.

                  SECTION 6.13. EMPLOYEE BENEFITS. (a) CONTINUITY AGREEMENTS; SEVERANCE BENEFIT PLANS AND POLICIES. With respect to any officer or employee of the Company (or any of its subsidiaries (other than DLJ or its subsidiaries)) (collectively, the "COMPANY EMPLOYEES") who is covered by a Continuity Agreement referred to in the Disclosure Schedule (a list of which is set forth on Schedule 6.13), severance benefit plan or severance policy, Parent shall, or shall cause the Surviving Corporation to, honor all such Continuity Agreements, severance benefit plans and severance policies through December 31, 2002 or, if later, until such date as may be required pursuant to the terms of any of the foregoing in effect on the date of this Agreement (except as may be amended as contemplated in the Disclosure Schedule).

                  (b) PRE-EXISTING LIMITATIONS; DEDUCTIBLE; SERVICE CREDIT. With respect to any employee benefit plans of Parent (or any such plans caused to be established by the Surviving Corporation) in which the Company Employees participate effective as of the Effective Time (the "New Benefit Plans"), Parent shall, or shall cause the Surviving Corporation to: (i) waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company Employees under any New Benefit Plan in which such Company Employees may be eligible to participate after the Effective Time, (ii) provide each Company Employee with credit for any co-payments and deductibles paid during the calendar year of implementation of such New Benefit Plans (if any) prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare New Benefit Plan in which such Company Employees may be eligible to participate after the Effective Time, and (iii) recognize all service of the Company Employees with the Company or any of its subsidiaries for all purposes (including for purposes of eligibility to participate, vesting credit, entitlement for benefits and benefit accrual) in any New Benefit Plan in which such Company Employees may be eligible to participate after the Effective Time, to the same extent taken into account under a comparable Company Benefit Plan immediately prior to the Effective Time (except, with respect to benefit accrual, to the extent that such recognition would result in a duplication of benefits).


                                   ARTICLE VII

                              CONDITIONS PRECEDENT

                  SECTION 7.01. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or, to the extent permitted by applicable Law, waiver (which, in the case of the Company, shall be determined by the Special Committee) on or prior to the Closing Date of the following conditions:

                  (a) STOCKHOLDER APPROVAL. If required by Law in order to consummate the Merger, the Company shall have obtained the Company Stockholder Approval.

                  (b) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the Merger or the other transactions contemplated hereby shall be in effect; PROVIDED, HOWEVER, that prior to asserting this condition each of the parties shall have used its reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such judgment that may be entered.

                  (c) EXCHANGE OF SHARES IN THE OFFER. Parent and Merger Sub shall have accepted for exchange and exchanged all of the shares of Company Common Stock properly tendered and not withdrawn pursuant to the Offer.

                  (d) FORM F-4. The Form F-4 and the Post-Effective Amendment, as the case may be, shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order, and Parent shall have received all state securities or "blue sky" authorizations necessary to issue Parent ADSs pursuant to the Merger.

                  (e) LISTING. The Parent ADSs issuable pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 8.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval or adoption of this Agreement by the stockholder of Merger Sub:

                  (a) by mutual written consent of Parent, Merger Sub and the Special Committee on behalf of the Company;

                  (b) by either Parent or the Special Committee on behalf of the
         Company:

                           (i) if the purchase of the shares of Company Common
                  Stock pursuant to the Offer is not consummated on or before June 30, 2001 as a result of any of the conditions set forth in EXHIBIT A not being satisfied on or prior to such date, unless the failure to consummate the Offer is the result of a breach of this Agreement by the party seeking to terminate this Agreement; PROVIDED, HOWEVER, that the passage of such period shall be tolled for any part thereof during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Offer or the Merger; or

                           (ii) if any Governmental Entity issues an order,
                  decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Offer or the Merger and such order, decree, ruling or other action shall have become final and nonappealable, other than any such order, decree, ruling or other action of a Governmental Entity not in the United States, France or the European Union which does not have a material adverse effect on Parent or any of its material subsidiaries;

                  (c) by Parent if the Special Committee withdraws or modifies, in a manner adverse to Parent or Merger Sub, or proposes to withdraw or modify, in a manner adverse to Parent or Merger Sub, its approval or recommendation of this Agreement, the Offer or the Merger or fails to recommend to the holders of Company Common Stock that they accept the Offer and give the Company Stockholder Approval;

                  (d) by the Special Committee on behalf of the Company if the Special Committee determines that the terms of the Offer and the Merger are not fair to or in the best interests of the Company and the holders of Company Common Stock (other than the Affiliate
         Shareholders);

                  (e) by the Special Committee on behalf of the Company if due to an occurrence or circumstance, not involving a breach by the Company of its obligations hereunder, which would result in a failure to satisfy any of the conditions set forth in EXHIBIT A hereto or otherwise, Parent and Merger Sub shall have terminated the Offer or permitted the Offer to expire without the exchange of shares of Company Common Stock thereunder or not commenced the Offer in accordance with this Agreement; or

                  (f) by the Special Committee on behalf of the Company if any representation or warranty of Parent and Merger Sub in this Agreement that is qualified as to Parent Material Adverse Effect shall not be true and correct or any such representation and warranty that is not so qualified shall not be true and correct other than for such failures to be true and correct that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, or Parent or Merger Sub fails to perform in any material respect any of its respective covenants contained in this Agreement (provided that the Company is not then in breach of any representation, warranty or covenant contained in this Agreement).

                  SECTION 8.02. EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Parent as provided in
Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, or Merger Sub or the Company, other than Section 3.08, Section 4.08, Section 6.05, this Section 8.02 and Article IX, which provisions shall survive such termination, and except to the extent that such termination results from the wilful and material breach by a party of any agreement set forth in this Agreement.

                  SECTION 8.03. AMENDMENT. This Agreement may be amended by the parties but only with the approval of the Special Committee at any time before or after receipt of the Company Stockholder Approval or the adoption of this Agreement by the stockholder of Merger Sub; PROVIDED, HOWEVER, that after receipt of the Company Stockholder Approval or the adoption of this Agreement by the stockholder of Merger Sub, there shall be made no amendment that by Law requires further approval by such stockholders without the further approval of such stockholders. Subject to the preceding sentence, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                  SECTION 8.04. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.03 and applicable Law, waive compliance with any of the agreements or conditions contained in this Agreement; PROVIDED, HOWEVER, that any extension or waiver pursuant to this Section 8.04 that adversely affects the holders of shares of Company Common Stock shall require the approval of the Special Committee. Subject to the preceding sentence, any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                  SECTION 8.05. PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section
8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require in the case of Parent, Merger Sub or the Company, action by its Board of Directors or Management Board (and, in the case of the Company, action by the Special Committee), as applicable, or to the extent permitted by applicable Law, the duly authorized designee of its Board of Directors or Management Board (and, in the case of the Company, the Special Committee), as applicable.


                                   ARTICLE IX

                               GENERAL PROVISIONS

                  SECTION 9.01. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                  SECTION 9.02. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) if to Parent or Merger Sub, to

                           AXA
                           21, avenue Matignon
                           75008 Paris
                           France

                           Attention:  General Counsel

                           WITH A COPY TO:

                           Cravath, Swaine & Moore
                           825 Eighth Avenue
                           New York, NY 10019

                           Attention:  Peter S. Wilson, Esq.

                  (b) if to the Company, to

                           AXA Financial, Inc.

                           1290 Avenue of the Americas
                           New York, NY 10104

                           Attention:  General Counsel

                           WITH A COPY TO EACH OF:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, NY 10017

                           Attention: Robert E. Spatt, Esq.

                           AND

                           Debevoise & Plimpton
                           875 Third Avenue
                           New York, NY 10022

                           Attention: Michael W. Blair, Esq.


                  SECTION 9.03. DEFINITIONS. For purposes of this Agreement:

                  An "AFFILIATE" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

                  A "COMPANY BENEFIT PLAN" means any collective bargaining agreement or any bonus, pension, profit sharing, defined compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company or any of its subsidiaries.

                  A "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" on a party means a material adverse effect or change on the business, financial condition or results of operations of such party and its subsidiaries, taken as a whole, in each case excluding those effects and changes to the extent that they result from (i) any change in the economy or the financial or securities markets generally or in the industry of the party or any of its subsidiaries generally, other than any such effect or change that has a materially more adverse effect on such party or its subsidiaries than that experienced by similarly situated companies and (ii) solely in the case of a Company Material Adverse Effect, the announcement of this Agreement or the consummation of the transactions contemplated hereby.

                  A "PERSON" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

                  A "SUBSIDIARY" of any person means another person, an amount of the voting securities or other voting ownership or voting partnership interests of which or general partnership in which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person, excluding, for purposes of the representations, warranties and covenants of the Company contained in this Agreement (but not the definition of Company Material Adverse Effect), any subsidiary of the Company the majority of assets of which are "general account" or "separate account" investment assets (as referred to in the Company SEC Documents).

                  SECTION 9.04. INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Any references to times of day shall mean New York City time.

                  SECTION 9.05. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                  SECTION 9.06. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  SECTION 9.07. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the transactions contemplated hereby and (b) except for the provisions of Article II and Section 6.04, are not intended to confer upon any person other than the parties any rights or remedies.

                  SECTION 9.08. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  SECTION 9.09. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that (a) Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, and (b) Parent may assign, in its sole discretion, in whole or in part, the right to purchase and deliver payment for shares of Company Common Stock tendered pursuant to the Offer to Merger Sub or to any other direct or indirect wholly owned subsidiary of Parent, but in either case no such assignment shall relieve Merger Sub or Parent, as applicable, of any of its respective obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  SECTION 9.10. JURISDICTION. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of Delaware or of any Delaware state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the State of Delaware or a Delaware state court.

                  IN WITNESS WHEREOF, Parent, Merger Sub and the Company have duly executed this Agreement, all as of the date first written above.

                                          AXA,

                                           by
                                               /s/ Henri De Castries
                                              ----------------------------------
                                              Name:  Henri de Castries
                                              Title: Chairman of the
                                                     Management Board



                                          AXA MERGER CORP.,

                                            by
                                                /s/ Gerard De La Martiniere
                                                --------------------------------
                                                Name: Gerard de La Martiniere
                                                Title:Chief Executive Officer


                                          AXA FINANCIAL, INC.,

                                             by
                                                /s/ Stanley B. Tulin
                                                --------------------------------
                                                Name: Stanley B. Tulin
                                                Title:Vice Chairman and Chief
                                                   Financial Officer

                                                                       EXHIBIT A

                             CONDITIONS OF THE OFFER


                  Notwithstanding any other term of the Offer but subject in all respects to Article I of this Agreement, Parent and Merger Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Parent's and Merger Sub's obligation to deliver payment for or return tendered shares of Company Common Stock promptly after the termination or withdrawal of the Offer), to deliver any payment for any shares of Company Common Stock tendered pursuant to the Offer UNLESS (a) the transactions contemplated by the CSG/DLJ Purchase Agreement shall have been consummated (provided that in no event shall this condition be waivable by Parent and Merger Sub without the approval of the Special Committee on behalf of the Company) and
(b) the Parent ADSs issuable pursuant to the Offer have been approved for listing on the NYSE, subject to official notice of issuance. Furthermore, notwithstanding any other term of the Offer but subject in all respects to
Article I of this Agreement, Parent and Merger Sub shall not be required to commence the Offer, accept for payment or, subject as aforesaid, deliver any payment for any shares of Company Common Stock not theretofore accepted for payment or paid for, and may terminate or amend the Offer, with the consent of the Special Committee on behalf of the Company or if, at any time on or after the date of this Agreement and before the acceptance of such shares for payment or the payment therefor, any of the following conditions exists:

                  (a) the Form F-4 has not been declared effective under the Securities Act by the SEC or is the subject of a stop order or proceedings seeking a stop order, or Parent has not received any material state securities or "blue sky" authorizations necessary to issue Parent ADSs pursuant to the Offer;

                  (b) any statute, rule, regulation, legislation, judgment, order or injunction shall be enacted, entered, enforced, promulgated, amended or issued with respect to, or deemed applicable to, or any consent or approval withheld with respect to, (i) Parent, the Company or any of their respective subsidiaries or (ii) the Offer, the Merger or any other transaction contemplated by this Agreement, in each of the cases of clause (i) and (ii), by any Governmental Entity (other than any such statute, rule, regulation, legislation, judgment, order or injunction of a Governmental Entity not in the United States, France or the European Union which does not have a material adverse effect on Parent or any of its material subsidiaries) that results, directly or indirectly, in (w) a restraint or prohibition on the making or consummation of the Offer or the Merger or any other transaction contemplated by this Agreement or any damages in relation thereto that are material in relation to the Company and its subsidiaries taken as whole, (x) a prohibition or limitation on the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company and its subsidiaries or Parent and its subsidiaries, in each case taken as a whole, or the requirement that the Company, Parent or any of their respective subsidiaries dispose of or hold separate any material portion of the business or assets of the Company and its subsidiaries or Parent and its subsidiaries, in each case taken as a whole, as a result of the Offer, the Merger or any other transaction contemplated by this Agreement, (y) the imposition of material limitations on the ability of Parent or Merger Sub to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote the Company Common Stock acquired by it on all matters properly presented to the stockholders of the Company (other than pursuant to the terms of the Voting Trust Agreement) or (z) a prohibition on Parent or any of its subsidiaries effectively controlling in any material respect the business or operations of the Company and its subsidiaries, taken as a whole;

                  (c) the Special Committee shall have withdrawn or modified, or proposed to withdraw or modify, in a manner adverse to Parent or Merger Sub, its approval or recommendation of this Agreement, the Offer or the Merger or failed to recommend to the holders of Company Common Stock that they accept the Offer and, to the extent applicable, give the Company Stockholder Approval;

                  (d) any representation and warranty of the Company in this Agreement that is qualified as to Company Material Adverse Effect shall not be true and correct, and any such representation and warranty that is not so qualified shall not be true and correct other than for such failures to be true and correct that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, in each case as of such time, except to the extent such representation and warranty expressly relates to an earlier date (in which case on and as of such earlier date); PROVIDED, HOWEVER, that any breach of representations and warranties by the Company and its subsidiaries in this Agreement that relates to DLJ and its subsidiaries will not be deemed a breach of such representations and warranties if, after giving effect to the consummation of the transactions contemplated by the CSG/DLJ Purchase Agreement, such breach has not had and would not reasonably be expected to have a Company Material Adverse Effect;

                  (e) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant, of the Company required to be performed or complied with by it under this Agreement; or

                  (f) this Agreement shall have been terminated in accordance with its terms;

which, in the sole and reasonable judgment of Parent and Merger Sub, in any such case, makes it inadvisable to proceed with such commencement, acceptance for payment or delivery of payment.

                  The foregoing conditions are for the sole benefit of Parent and Merger Sub and may be asserted by Parent and Merger Sub or may be waived by Parent and Merger Sub in whole or in part at any time and from time to time in their sole discretion, except in the case of the condition set forth in clause
(a) of the first paragraph of this EXHIBIT A the waiver of which requires the approval of the Special Committee on behalf of the Company. The failure by Parent or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                                                       EXHIBIT B


                        FORM OF COMPANY AFFILIATE LETTER


Dear Sirs:

                  The undersigned refers to the Agreement and Plan of Merger (the "MERGER AGREEMENT") dated as of October 17, 2000 among AXA, a societe anonyme organized under the laws of The Republic of France ("PARENT"), AXA MERGER CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and AXA Financial, Inc., a Delaware corporation (the "COMPANY"). Capitalized terms used but not defined in this letter have the meanings give such terms in the Merger Agreement.

                  The undersigned, a holder of shares of Company Common Stock, is entitled to receive in connection with the Merger Parent ADSs. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("RULE 145") promulgated under the Securities Act, although nothing contained herein should be construed as an admission of such fact.

                  If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the Parent ADSs received by the undersigned in exchange for any shares of Company Common Stock pursuant to the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned (i) understands that such exemptions are limited and that Parent is not under any obligation to effect any such registration and (ii) has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act (as such Rules may be amended from time to time).

                  The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign or transfer any of the Parent ADSs received by the undersigned in exchange for shares of Company Common Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) for sales, transfers or other dispositions made in conformity with the provisions of Rule 145 or (iii) in a transaction that, in the opinion of independent counsel reasonably satisfactory to Parent or as described in a "no-action" or interpretive letter from the Staff of the SEC, is not required to be registered under the Securities Act.

                  In the event of a sale or other disposition by the undersigned pursuant to Rule 145, of Parent ADSs received by the undersigned pursuant to the Merger the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto and the opinion of counsel or no-action letter referred to above. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any Parent ADSs disposed of by the undersigned, but that upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of the Parent ADSs sold as indicated in the letter.

                  The undersigned acknowledges and agrees that (i) the Parent ADSs issued to the undersigned will all be in certificated form and (ii) appropriate legends will be placed on certificates representing Parent ADSs received by the undersigned pursuant to the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent from independent counsel reasonably satisfactory to Parent to the effect that such legends are no longer required for purposes of the Securities Act.

                  The undersigned acknowledges that the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent ADSs.


                                                              Very truly yours,



Dated:

                                                                         ANNEX I
                                                                    TO EXHIBIT B


AXA:

                  On     , the undersigned sold the securities of AXA ("PARENT")
described below in the space provided for that purpose (the "SECURITIES"). The Securities were received by the undersigned in connection with the merger of AXA Merger Corp., a subsidiary of Parent, with and into AXA Financial, Inc.

                  Based upon the most recent report or statement filed by Parent with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in Rule 144(e) promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT").

                  The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

                                                              Very truly yours,



Dated:


Description of Securities:

                                                                       EXHIBIT C


                                    VOTING AGREEMENT dated as of October 17,
                           2000 (this "Agreement"), by Claude Bebear and Patrice Garnier acting as Voting Trustees under a Voting Trust Agreement dated as of May 12, 1992, as amended by an amendment thereto dated January 22, 1997 (as amended, the "Voting Trust Agreement"), among AXA and the voting trustees (the "Voting Trustees") named therein, to and for the benefit of AXA Financial, Inc., a Delaware corporation ("AXF").

         WHEREAS, concurrently with the execution of this Agreement, AXA, a societe anonyme organized under the laws of France ("AXA"), AXA Merger Corp., a Delaware corporation and wholly owned subsidiary of AXA, and AXF are entering into an Agreement and Plan of Merger (the "Merger Agreement") dated as of the date hereof relating to the acquisition by AXA of the minority interests in AXF. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement.

         WHEREAS, according to the terms of the Merger Agreement, the Acquisition will be structured as a joint tender offer by AXA and AXA Merger Corp. followed by a merger of AXA Merger Corp. with and into AXF (the "Merger").

         WHEREAS, the Merger may have to be approved by a majority of the outstanding stock of AXF entitled to vote thereon.

         WHEREAS, pursuant to the Voting Trust Agreement, AXA has deposited into a voting trust (the "Voting Trust") the shares of capital stock of AXF beneficially owned by AXA and certain of its affiliates.

         WHEREAS, pursuant to the terms of the Voting Trust Agreement, the Voting Trustees acting in accordance with Section 3 of the Voting Trust Agreement have the right and power to exercise all voting rights with respect to the capital stock of AXF deposited in the Voting Trust.

         WHEREAS, Claude Bebear and Patrice Garnier, together with Henri de Clermont-Tonnerre, are the Voting Trustees under the Voting Trust Agreement.

         WHEREAS, AXF has requested the undersigned Voting Trustees to agree, and, the undersigned Voting Trustees are willing to agree, to take all actions required under the Voting Trust Agreement in order to cause all shares of capital stock of AXF held in the Voting Trust as of the date of the relevant vote to be voted in favor of the adoption of the Merger Agreement, if applicable.

         NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

         SECTION 1. VOTING OF AXF SHARES. Claude Bebear and Patrice Garnier, as Voting Trustees under the Voting Trust Agreement, hereby agree that they will take all actions required under the Voting Trust Agreement in order to cause all shares of capital stock of AXF held in the Voting Trust as of the date of the relevant vote to be voted, in any action by written consent of the stockholders of AXF or at the Company Stockholders Meeting, in favor of the adoption of the Merger Agreement.

         SECTION 2. TERMINATION. This Agreement will terminate upon the earlier to occur of (a) the Effective Time and (b) the termination of the Merger Agreement in accordance with the terms thereof. No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination.

         SECTION 3. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto. Any purported assignment in violation of this Section 3 shall be void. Subject to the preceding sentences of this Section 3, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

         SECTON 4. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         SECTION 5. JURISDICTION. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of Delaware or of any Delaware state court in the event any dispute arises out of this Agreement or the transactions contemplated by this agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement in any court other than a court of the United States located in the State of Delaware or a Delaware state court.

         SECTION 6. HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 7. AMENDMENTS. This Agreement may be amended or modified, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by each party waiving compliance.

         SECTION 8. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first written above.


                                         AXA FINANCIAL, INC.

                                           By
                                             -----------------------------------
                                             Name:
                                             Title:



                                         ---------------------------------------
                                         Name: Claude Bebear



                                         ---------------------------------------
                                         Name: Patrice Garnier